Exhibit 10.2

PROMISSORY NOTE

March 1, 2013	HK$38,990,637.45

For value received, VelaTel Global Communications, Inc. (“Maker”) promises to pay to the order of China Motion Holdings Limited and ChinaMotion InfoServices Limited (collectively “Holder”) the principal sum of HK$37,490,637.45, plus interest accrued thereon in an aggregate sum of HK$1,500,000, with installments as follows:

HK$4,650,000 on or before May 31, 2013; and

the balance of HK$34,340,637.45  on or before August 31, 2013.

Maker may prepay all or any portion of the amount due at any time without penalty, in which case payments shall be applied first to interest accrued and then to unpaid principal.

If not previously paid, the entire remaining principal balance plus all interest accrued shall be due and payable in full on August 31, 2013 (“Maturity”).

This Promissory Note is secured by a pledge of 378,467,031 ordinary shares of China Motion Telecom (HK) Limited, pursuant to a Stock Pledge Agreement of even date hereof.

This Promissory Note is made and shall be governed by, and construed and enforced in accordance with, the laws of Hong Kong, without regard to the conflict of laws principles thereof as the same apply to agreements executed solely by residents of Hong Kong and wholly to be performed within Hong Kong.

VELATEL GLOBAL COMMUNICATIONS, INC.

By:	/s/ Colin Tay
Colin Tay, its President